UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information provided in Item 7.01 below is hereby incorporated by reference into this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in Item 2.02 of this Current Report on Form 8-K (this “Form 8-K”) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.Regulation FD Disclosure.

On July 25, 2016, the Company issued a press release announcing that it is contemplating a refinancing of its first and second lien term loan facilities and expansion of its revolving credit facility. The Company also announced that it intends to disclose to potential investors in the refinancing selected preliminary results of the Company’s operations for the three and six months ended July 1, 2016, as described in the press release.

The preliminary estimates for the second quarter of 2016 disclosed in the press release are derived from preliminary internal financial reports and are subject to revision based on the completion of the quarter-end accounting and financial reporting process.  Accordingly, actual results may differ materially from these estimates. In addition, these estimated results are not necessarily indicative of the Company’s results for the full fiscal year or any future period. The preliminary financial data included in the press release has been prepared by, and is the responsibility of, the management of the Company. The Company’s independent auditor has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data.  The Company will report its complete results for the second quarter on August 1, 2016, including a reconciliation of net income to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA).

The press release is furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Engility Holdings, Inc. on July 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

July 25, 2016	By:	/s/ Jon Brooks
Date	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Engility Holdings, Inc. on July 25, 2016